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                                                                        EX. 99.1

                                 CERTIFICATION

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of North American Technologies Group, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Henry W. Sullivan                                     Dated: August 13, 2002
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Henry W. Sullivan
President and Chief Executive Officer